UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): November 9, 2011

UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)

(217) 241-6300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On November 9, 2011, UTG, Inc.’s 100% indirect owned subsidiary, Cumberland Woodlands, LLC (“CW”), consummated a Real Estate Purchase and Sale Agreement for the sale of a portion of its real estate timberland owned.  This transaction was originally reported on Form 8K on September 8, 2011 when the original sale agreement was entered into.

CW is a 100% indirect owned subsidiary of UTG, Inc., which owns for investment purposes, approximately 27,000 acres of timberland located in southern Kentucky, including approximately 11,000 acres held in a partnership in which CW is a 50% owner.

The total sale price of the property was $18,570,456, for the sale of 21,272 acres including all of the acres held by the partnership.  CW received approximately $13,109,000 of the sale proceeds, net of selling expenses.  UTG, Inc. recorded a net gain, after taxes, of approximately $4,100,000, or $1.08 per common share outstanding from this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	November 10, 2011	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer